PRESS RELEASE

Contact:  John D. Milton, Jr.
          Executive Vice President, Treasurer & CFO
          904/355-1781, Ext. 258


         FLORIDA ROCK INDUSTRIES, INC. ANNOUNCES RECORD
             FOURTH QUARTER AND FISCAL 2006 RESULTS

Jacksonville,  Florida:   November  29,  2006  -   Florida   Rock
Industries, Inc. (NYSE-FRK) today announced record sales, record net income and record diluted earnings per share for the fourth quarter and fiscal year ended September 30, 2006:

  . Fourth quarter 2006 revenues increased 2.4% to $336,457,000 from $328,460,000 in the fourth quarter of 2005;

  . Fourth quarter net income increased 14.4% to $53,267,000 from $46,548,000 in same quarter of 2005;

  . 2006 fourth quarter diluted earnings per share were $.80 per share versus $.69 per share for 2005's fourth quarter.

  . For the full 2006 year, net income improved 34.1% to $211,409,000 versus $157,653,000 in 2005 with a 33.9% increase in earnings per diluted share from $2.36 per share in 2005 to $3.16 per share in 2006.

Fourth quarter 2006 earnings included $163,000 of after-tax real estate gains versus $2,485,000 of after-tax real estate gains in fourth quarter 2005.

Fourth Quarter Results. Gross profit for the 2006 fourth quarter rose to $110,900,000 from the fourth quarter 2005 level of $102,066,000, an increase of 8.7% despite lower volumes in all three segments (see chart below for average price and volume information). Fourth quarter 2006 operating profit was $77,054,000 versus $69,808,000 in fourth quarter 2005, up 10.4%.
With a lower effective income tax rate attributable to an increase in excess percentage depletion as a result of the increased percentage of aggregate and cement production revenues, net income increased 14.4% to $53,267,000 in fourth quarter 2006. Prices were up in all segments when compared to the last quarter of 2005 (see chart below).

Fiscal Year Results. Fiscal 2006 as a whole was a record performance for revenue and profitability growth in all three business segments, with improved aggregate and ready mix volumes helping to offset slightly lower cement and block volumes. Fiscal 2006 revenues were a record $1,367,789,000 up 18.6% from $1,153,452,000 in fiscal 2005. The percentage improvement in gross profit was even better at 26.9% with $445,703,000 compared to fiscal 2005's $351,242,000. The Company achieved record operating profit of $319,475,000 for fiscal 2006

<PAGE.

versus  fiscal 2005   operating  profit  of  $249,473,000,  a  year
over   year improvement of 28.1%.  At the bottom line, fiscal 2006 net income was a record $211,409,000 versus fiscal 2005 net income of $157,653,000, a 34.1% year over year improvement.

Selling, general and administrative expenses ("SG&A Expenses") for 2006 remained nearly constant as a percentage of sales at 9.5% versus 9.4% for fiscal 2005, although in absolute terms they increased 20.0% over fiscal 2005. The primary items contributing to the absolute increase were: (a) higher profit-sharing expense and management incentive compensation expense resulting from increased earnings; (b) stock option expense of $5,192,000 attributable to the adoption of FAS 123R; and (c) higher legal costs primarily caused by the Miami federal court litigation related to our Miami quarry permit.

Commenting on the fourth quarter and fiscal 2006 results, President and CEO, John Baker, stated, "Our fourth quarter and fiscal 2006 earnings results both proved to be new records despite substantial declines in residential construction in our markets during the last four months of the fiscal year. With this slowing demand in the last third of the year, our people deserve tremendous credit for their disciplined efforts as they still enabled us to achieve a 34.1% increase in earnings year over year. In announcing these tremendous results, we applaud their continuing efforts to help us improve and thank them all for their contributions."

Outlook. Residential construction in the Company's markets shows significant weakness, with non-residential construction showing a slight dip in the most recent quarter but highway opportunities still better year over year.

The Company also will host a conference call at 10:00 a.m. E.S.T. Thursday, November 30, 2006. Analysts, stockholders and other interested parties may access the teleconference live by calling 1-888-682-4386 (security code FLAROCK), or via the Internet through the Conference America, Inc. website at http://www.yourcall.com/real/players/frk113006.smil or via the Company's website at www.flarock.com. If using the Company's website, click on Investor Relations - Florida Rock Industries, Inc. Conference Stream. There will be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

Florida Rock Industries, Inc. is one of the nation's leading producers of construction aggregates, a major provider of ready-mixed concrete and concrete products in the Southeastern and Mid-Atlantic States and a significant supplier of cement in Florida and Georgia.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general business conditions, competitive factors, political, economic, regulatory and weather conditions, pricing, government spending levels on transportation projects, interest rate changes, energy and transportation costs and technological contingencies. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission

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                  FLORIDA ROCK INDUSTRIES, INC.
           Summary of Consolidated Sales and Earnings
         (Amounts in thousands except per share amounts)
                           (Unaudited)


      FOR THE QUARTER AND TWELVE MONTHS ENDED SEPTEMBER 30
                               Three Months Ended     Twelve Months Ended

                               2006         2005         2006            2005
			       ____    	    ____         ____     	 ____

Net Sales                   $ 326,604	 320,754	$1,328,271	$1,126,608
Freight Revenues                9,853      7,706            39,518          26,844
			      _______    _______         _________       _________
     Total Sales              336,457    328,460         1,367,789       1,153,452
Gross Profit                  110,900    102,066           445,703         351,242
Operating Profit               77,054     69,808           319,475         249,473
Interest Income/Expense (net)   1,148        224             2,902            (295)
Other Income/Expense (net)      2,812      4,775             7,707           6,454
Income before taxes            81,014     74,807           330,084         255,632
Net Income                  $  53,267     46,548         $ 211,409         157,653                    53,267            211,409
Earnings per common share
Basic			    $.81          $.71              $3.22           $2.41

Diluted                    $ .80          $.69              $3.16           $2.36
Weighted average shares
outstanding:
Basic			      65,473      65,499           65,621          65,306
Diluted                       66,552      67,083           66,829          66,764




                      FLORIDA ROCK INDUSTRIES, INC.
                           Balance Sheet Data
                         (Amounts in thousands)
                              (Unaudited)

                                September 30, 2006       September 30, 2005

Cash and cash equivalents 	$  93,353			68,921
Accounts receivable, net          150,088    		       146,501
Inventories                        53,015      		        43,682
Other current assets                8,735        		 7,721
Property,plant and
    equipment, net   	          690,012                      578,500
Other non-current assets          241,057       	       207,666
			      ___________		     _________

  Total Assets               $  1,236,260     		     1,052,991
		             ============                    =========

Current liabilities               151,266       	       145,280
Long-term debt (excluding          16,423        		18,437
current maturities)
Deferred income taxes              92,449        		87,789
Other non-current      		   60,226        		53,552
liabilities
Shareholders' equity              915,896       	       747,933
			          _______                      _______

  Total Liabilities and       $ 1,236,260     		     1,052,991
Shareholders' Equity	      ===========		     =========



                      FLORIDA ROCK INDUSTRIES, INC.
           Business Segments Volumes and Price Comparisons.
                              (Unaudited)

  	                     2006       2005        2006       2005
        	            Fourth      Fourth       YTD        YTD
                	    Quarter     Quarter
		            ______      ______      ____       ____

Product
   Ready-Mix Yards       1,727,440   2,004,579   7,443,826   7,215,915
   Block           	17,043,945  21,961,018  84,093.212  85,695,869
   Aggregate       	11,255,353  11,313,154  44,712,712  41,791,450
     Producing Tons
   Cement Tons	           525,062     589,511   2,336,156   2,386,206

Average Prices:
   Ready-Mix Yards	 $  100.31       86.17   $   95.02       81.32
   Block                      1.43        1.25 	 $    1.37        1.13
   Aggregate             $    8.10        6.95   $    7.62        6.72
    Producing Tons
   Cement Tons           $  103.76       91.10   $   99.20       84.85



                  FLORIDA ROCK INDUSTRIES, INC.
                        Business Segments
                     (Amounts in thousands)
                           (Unaudited)

The Company has identified its business segments as Aggregates, Concrete Products, Cement and Calcium Products. All of the company's operations are located in the Southeastern and Mid-Atlantic states and each is managed separately along product lines. Operating results for the Company's business segments are as follows:


                              Three Months Ended        Twelve Months Ended
                                 September 30               September 30

       		                     2006  <c> 2005   <c>2006     <c>2005
			    	     ____      ____       ____       ____

Net Sales, excluding freight
   Aggregates     	         $ 105,324    91,383  $ 387,590    325,254
   Concrete products   		   206,510   212,077    867,123    728,272
   Cement and calcium  		    54,722    54,370    235,244    206,254
   Inter-segment sales  	   (39,952)  (37,076)  (161,686)  (133,172)
			         _________   _______    _______    _______

Total Net Sales,
excluding freight		$  326,604   320,754 $1,328,271  1,126,608
				==========   ======= ==========  =========
Operating Profit
   Aggregates                   $   35,459    23,608    $117,215    94,552
   Concrete products     	    28,543    37,109     148,149   118,161
   Cement and calcium  		    19,455    11,941      83,600    57,336
   Corporate overhead               (6,403)   (2,850)    (29,489)  (20,576)
				 _________    ______     _______   _______

Total Operating profit          $    77,054   69,808   $ 319,475   249,473
			        ===========   ======   =========   =======


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